As filed with the Securities and Exchange Commission on May 19, 1999

                                                    Registration No. 333-_______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

              Maryland                                13-1890974
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)
   2 Paragon Drive, Montvale, New Jersey                  07645
 (Address of principal executive offices)               (Zip Code)

                          1998 LONG TERM INCENTIVE AND
                                SHARE AWARD PLAN
                            (Full title of the plan)
                               -------------------
                             ROBERT G. ULRICH, ESQ.
         Senior Vice President, General Counsel and Corporate Secretary
                          The Great Atlantic & Pacific
                                Tea Company, Inc.
                                2 Paragon Drive,
                           Montvale, New Jersey 07645
                     (Name and address of agent for service)
                                 (201) 573-9700
          (Telephone number, including area code, of agent for service)

                                 With copies to:
                              Kenneth W. Orce, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                               -------------------

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
  Title of Securities to      Amount to be        Proposed Maximum            Proposed Maximum             Amount of
      be Registered          Registered (1)      Offering Price Per       Aggregate Offering Price     Registration Fee
                                                      Share (2)                     (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1 per share                   5,000,000              $31.78125               $158,906,250.00             $44,175.94

===========================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purposes of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act of 1933, as amended. Estimate is based on the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on May 14, 1999.

================================================================================

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Securities and Exchange Commission (File No. 1-4141), are incorporated in this registration statement by reference as of their respective dates and made a part hereof:

          (a) the Registrant's Annual Report on Form 10-K for the year ended February 27, 1999 and

          (b) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-8 dated July 27, 1984, including any further amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities and remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Maryland General Corporation Law and the Articles of Restatement of the Certificate of Incorporation of The Great Atlantic & Pacific Tea Company, Inc. (the "Charter") provide for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Registrant's Charter provides that the Registrant shall indemnify directors of the Registrant to the maximum extent now or hereafter permitted by law, and officers, employees and agents of the Registrant to the extent required by law and may, as authorized hereafter by the Board of Directors, provide further indemnification to officers, employees and agents of the Registrant to the maximum extent now or hereafter permitted by law.

     The Registrant maintains directors' and officers' liability insurance covering all directors and officers of the Registrant against claims arising out of the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

4.1 Articles of Incorporation (incorporated by reference to Exhibit 3(a) to Form 10-K for the year ended February 27, 1988).

4.2 By-Laws as amended March 1989 (incorporated by reference to Exhibit 3(b) to Form 10-K for the year ended February 25, 1989).

5 Opinion of Cahill Gordon & Reindel regarding legality of securities being registered.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Cahill Gordon & Reindel - contained in the opinion filed as
     Exhibit 5.

24   Powers of Attorney from Directors.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montvale, State of New Jersey, on May 19, 1999.

                                    THE GREAT ATLANTIC & PACIFIC
                                      TEA COMPANY, INC.




                                    By:  /s/ FRED CORRADO
                                         -----------------------------------
                                         Fred Corrado, Vice Chairman of
                                         the Board and Chief Financial
                                         Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                            Date
---------                                   -----                                            ----

                 *                          Chairman of the Board and Director               May 19, 1999
---------------------------------
James Wood

                 *                          President, Chief Executive Officer and           May 19, 1999
---------------------------------           Director (Principal Executive Officer)
Christian W. E. Haub

     /s/ FRED CORRADO                       Vice Chairman of the Board, Chief Financial      May 19, 1999
---------------------------------           Officer and Director
Fred Corrado

                 *                          Director                                         May 19, 1999
---------------------------------
John D. Barline

                 *                          Director                                         May 19, 1999
---------------------------------
Rosemarie Baumeister

                 *                          Director                                         May 19, 1999
---------------------------------
Christopher F. Edley

                 *                          Director                                         May 19, 1999
---------------------------------
Helga Haub

                 *                          Director                                         May 19, 1999
---------------------------------
Barbara Barnes Hauptfuhrer


                                      S-2


                 *                          Director                                         May 19, 1999
---------------------------------
William A. Liffers

                 *                          Director                                         May 19, 1999
---------------------------------
Fritz Teelen

                 *                          Director                                         May 19, 1999
---------------------------------
R.L. "Sam" Wetzel

     /s/ MICHAEL J. LARKIN                  Senior Executive Vice President and Chief        May 19, 1999
---------------------------------           Operating Officer (Principal Operating Officer)
Michael J. Larkin

      /s/ KENNETH A. UHL                    Vice President-Controller (Principal             May 19, 1999
---------------------------------           Accounting Officer)
Kenneth A. Uhl

-----------------------

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and/or officers of the Registrant pursuant to powers of attorney, executed on behalf of each such director.



                                           By:  /s/ ROBERT G. ULRICH
                                                ------------------------------
                                                Robert G. Ulrich
                                                Attorney-in-fact

                                INDEX TO EXHIBITS



Exhibit

4.1 Articles of Incorporation (incorporated by reference to Exhibit 3(a) to Form 10-K for the year ended February 27, 1988).

4.2 By-Laws as amended March 1989 (incorporated by reference to Exhibit 3(b) to Form 10-K for the year ended February 25, 1989).

5 Opinion of Cahill Gordon & Reindel regarding legality of securities being registered.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Cahill Gordon & Reindel - contained in the opinion filed as
     Exhibit 5.

24   Powers of Attorney from Directors.